     As filed with the Securities and Exchange Commission on January 11, 2001
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             TRIPATH TECHNOLOGY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            -------------------------

     DELAWARE                        3674                          77-0407364
 (STATE OR OTHER               (PRIMARY STANDARD               (I.R.S. EMPLOYER
  JURISDICTION                     INDUSTRIAL                   IDENTIFICATION
 OF INCORPORATION           CLASSIFICATION CODE NUMBER)             NUMBER)
 OR ORGANIZATION)

                               3900 FREEDOM CIRCLE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 567-3000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                2000 STOCK PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLANS)

                            -------------------------

                              DR. ADYA S. TRIPATHI
                              CHAIRMAN OF THE BOARD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            TRIPATH TECHNOLOGY, INC.
                               3900 FREEDOM CIRCLE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 567-3000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            -------------------------

                                    COPY TO:
                            MICHAEL J. DANAHER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                            -------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

=========================================== ================= ======================= =========================== ================
                                                                 PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO BE     AMOUNT TO BE      OFFERING PRICE PER         PROPOSED MAXIMUM          AMOUNT OF
                 REGISTERED                    REGISTERED             SHARE            AGGREGATE OFFERING PRICE   REGISTRATION FEE
------------------------------------------- ----------------- ----------------------- --------------------------- ----------------
2000 Stock Plan
Common Stock, $0.001 par value
(currently outstanding options) (1)......   8,115,003 shares      $ 7.79                     $63,215,873.37           $15,803.97
------------------------------------------- ----------------- ----------------------- --------------------------- ----------------
2000 Stock Plan
Common Stock, $0.001 par value
(options available for future grant) (2).   3,207,908 shares      $11.19                     $35,896,490.52           $ 8,974.13
------------------------------------------- ----------------- ----------------------- --------------------------- ----------------
2000 Employee Stock Purchase Plan
Common Stock, $0.001 par value (3) ......     500,000 shares      $ 9.52                     $ 4,760,000.00           $ 1,190.00
------------------------------------------- ----------------- ----------------------- --------------------------- ----------------
TOTAL REGISTRATION FEES                                                                                               $25,968.10
=========================================== ================= ======================= =========================== ================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the weighted average exercise price per share of $7.79 as to 8,115,003 outstanding but unexercised options to purchase Common Stock under the 2000 Stock Plan.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 9, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 9, 2001 because the price at which the stock will be issued is not currently determinable. Pursuant to the 2000 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of the Common Stock on the Subscription Date or the Purchase Date, whichever is lower. The Fair Market Value is defined as the closing price each day the market is open on either the Subscription Date or the Purchase Date, whichever price is lower.

================================================================================

                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Company's Registration Statement on Form S-1 (Registration No. 333-35028) under the Securities Act of 1933, as amended, in the form declared effective on July 31, 2000, including the Prospectus dated July 31, 2000 as filed by the Company pursuant to Rule 424(b) on such date.

         (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on July 19, 2000.

         (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, investment partnerships composed of members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, in addition to current members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially own an aggregate of 61,750 shares of Company Common Stock.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

         The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

         The Registrant has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9.       UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on January 11, 2001.

                                   TRIPATH TECHNOLOGY INC.

                                   By:  /s/ DR. ADYA S. TRIPATHI
                                      -----------------------------------------
                                        Dr. Adya S. Tripathi
                                        President and Chief Executive Officer,
                                        Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adya S. Tripathi and John J. DiPietro, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                  TITLE                                DATE
--------------------------  -----------------------------------------------  ------------------------
/s/ DR. ADYA S. TRIPATHI        President, Chief Executive Officer and            January 11, 2001
-------------------------       Chairman
    Dr. Adya S. Tripathi

/s/ JOHN J. DIPIETRO            Chief Financial Officer                           January 11, 2001
-------------------------
    John J. DiPietro

/s/ TSUYOSHI TAIRA              Director                                          January 11, 2001
-------------------------
    Tsuyoshi Taira

/s/ BERNARD T. MARREN           Director                                          January 11, 2001
-------------------------
    Bernard T. Marren

/s/ CHARLES JUNGO               Director                                          January 11, 2001
-------------------------
    Charles Jungo

/s/ SOHAIL KHAN                 Director                                          January 11, 2001
-------------------------
    Sohail Khan

                                INDEX TO EXHIBITS


     EXHIBIT NUMBER                                    EXHIBIT DOCUMENT
-----------------------   ---------------------------------------------------------------------------
             4.1 *        Restated Certificate of Incorporation of Tripath Technology Inc.

             4.2 *        Bylaws of Registrant

             4.3 *        2000 Stock Plan

             4.4 *        2000  Employee Stock Purchase Plan

             5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as
                          to the legality of securities being registered (Counsel to the Registrant)

            23.1          Consent of PricewaterhouseCoopers LLP (Independent Accountants)

            23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                          (contained in Exhibit 5.1 hereto)

            24.1          Power of Attorney (see Registration Statement Signature Page)

--------------------
* Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form S-1 (No. 333-35028), as Amended, which became effective July 31, 2000.